                          WIRELESS TELECOM GROUP, INC.
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed consolidated financial statements give effect to the acquisition of Willtek. The acquisition was accounted for under the purchase method of accounting in accordance with
Statement of Financial Accounting Standard (SFAS) No. 141, "Business
Combinations" (SFAS 141). Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma condensed consolidated financial statements, is allocated to the net tangible and intangible assets of the Willtek business acquired, based on their fair values as of the completion of the acquisition. Independent valuation specialists are currently conducting an independent valuation in order to assist our management in determining the fair values of a significant portion of these assets. The preliminary work performed by the independent valuation specialists has been considered in management's estimates of the fair values reflected in these unaudited pro forma condensed consolidated financial statements. A final determination of these fair values will include management's consideration of a final valuation prepared by the independent valuation specialists. This final valuation will be based on the actual net tangible and intangible assets of the
Willtek business that exist as of the date of completion of the acquisition.

     The unaudited pro forma condensed consolidated balance sheet as of March
31, 2005 gives effect to the acquisition as if it occurred on March 31, 2005.
Our consolidated balance sheet information was derived from our unaudited consolidated balance sheet as of March 31, 2005, which was filed in our Form
10-Q on May 13, 2005. Willtek's balance sheet information was derived from its audited consolidated balance sheet as of March 31, 2005 included elsewhere in this Form 8-K/A. The unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2005 is presented as if the acquisition was consummated on January 1, 2004 and combines our audited historical results for the three months ended March 31, 2005, filed in our Form
10-Q on May 13, 2005, with Willtek's unaudited results for the quarter ended
March 31, 2005. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2004 is also presented as if the acquisition was consummated on January 1, 2004 and, due to the different fiscal period ends for our company and Willtek, combines our historical results for the year ended December 31, 2004, which were derived from our audited consolidated financial statements for the year ended December 31, 2004, and Willtek's historical results for the twelve months ended December 31, 2004, which were derived from its unaudited consolidated statement of operations for the three month period ended March 31, 2004, and from its unaudited consolidated statement of operations for the nine months ended December 31, 2004.

     The unaudited pro forma condensed consolidated financial statements have been prepared by our management for illustrative purposes only and are not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had our company and Willtek been a combined company during the specified period. The pro forma adjustments are based on the information available at the time of the preparation of the unaudited pro forma condensed consolidated financial statements. The unaudited pro forma condensed consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, our historical consolidated financial statements filed as part of our Annual Report on Form 10-K for the year ended Decembere 31, 2004; our unaudited historical consolidated financial statements filed as part of our Quarterly Report on Form
10-Q for the quarter ended March 31, 2005; Willtek's historical consolidated financial statements for its fiscal year ended March 31, 2005, included as
Exhibit 99.2 of this Form 8-K/A; and our Original Current Report, previously filed on July 1, 2005.

     Further, the unaudited pro forma condensed consolidated financial statements do not include any adjustments for liabilities resulting from integration planning, as our management is in the process of making these assessments and estimates of these costs are not currently known. However, liabilities ultimately may be recorded for severance or relocation costs related to employees of Willtek, costs of vacating certain leased facilities of Willtek and/or other costs associated with exiting activities of Willtek that would affect amounts in the pro forma

                                       B-1

condensed consolidated financial statements. In addition, we may incur significant restructuring charges upon completion of the acquisition or in subsequent quarters for severance or relocation costs related to our employees.

     There are no intercompany balances or transactions between our company and
Willtek. Certain reclassifications have been made to conform the historical amounts of Willtek to our company's presentation.

     These unaudited pro forma condensed consolidated financial statements have been prepared based on preliminary estimates of fair values. They do not include liabilities resulting from integration planning which are not presently estimable as discussed above. Amounts preliminarily allocated to intangible assets with definite lives may increase significantly, which could result in a material increase in amortization of intangible assets. Therefore, the actual amounts recorded as of the completion of the acquisition may differ materially from the information presented in these unaudited pro forma condensed consolidated financial statements. In addition to the receipt of the final valuation, the impact of ongoing integration activities could cause material differences in the information presented.

     For purposes of the accompanying unaudited pro forma condensed combined financial statements, amounts denominated in euros in Willtek's financial statements have been converted into United States dollars using the March 31,
2005 exchange rate for purposes of the balance sheet and the average exchange rates applicable to the three months ended March 31, 2005, and the twelve months ended December 31, 2004, for purposes of the statements of operations. The table below shows the average U.S. dollar/ euro exchange rate for the periods shown, based on the interbank market exchange rate expressed in U.S. dollars per one euro.

                   EXCHANGE RATE               AVERAGE EXCHANGE RATE
                   -------------     ----------------------------------------
                                      THREE MONTHS ENDED  TWELVE MONTHS ENDED
                   MARCH 31, 2005       MARCH 31, 2005     DECEMBER 31, 2004
                   --------------       --------------    -------------------
Currency.........   U.S. dollar           U.S. dollar         U.S. dollar
One euro.........      1.2916               1.3124              1.2478

                                      B-2

                          WIRELESS TELECOM GROUP, INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 2005
                                 (IN THOUSANDS)
                                   (UNAUDITED)



                                                            HISTORICAL
                                                    ---------------------------        PRO FORMA           PRO FORMA
                                                       WTT             WILLTEK      ADJUSTMENTS(1)       CONSOLIDATED
                                                    ----------       ----------     --------------       ------------

ASSETS
Current assets:
Cash and cash equivalents ....................      $   14,998       $      484                           $   15,482
Accounts receivable ..........................           4,192            4,964                                9,156
Inventories ..................................           6,781            2,303                                9,084
Current portion of deferred tax assets .......             198                0                                  198
Prepaid and other current assets .............             325            1,560                                1,885
                                                    ----------       ----------       ----------          ----------
Total current assets .........................          26,494            9,311                               35,805
Property, plant and equipment, net ...........           5,957            1,137                                7,094
Goodwill .....................................           1,351             --             18,994 (d)          20,345
Intangible assets, net .......................            --                482           14,018 (d)          14,500
Deferred Tax benefit .........................             887             --                                    887
Other assets .................................           1,042            1,700           (1,000) (c)          1,742
                                                    ----------       ----------       ----------          ----------
Total assets .................................      $   35,731       $   12,630       $   32,012          $   80,373
                                                    ==========       ==========       ==========          ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses ........           2,451            6,087            1,000 (c)          9,538
Other current liabilities ....................              44              992                                1,036
                                                    ----------       ----------       ----------          ----------
Total current liabilities ....................           2,495            7,079            1,000              10,574
Pension liability ............................            --              2,936             (190)(i)           2,746
Long term debt ...............................           3,034                                                 3,034
                                                                                           5,031 (j)
Other long term liabilities ..................             153            6,547              719 (f)          12,450
                                                    ----------       ----------       ----------          ----------
Total liabilities ............................           5,682           16,562            6,560              28,804
                                                    ----------       ----------       ----------          ----------
Common stock .................................             205              155               80 (a)             285
                                                                                            (155)(b)
Additional paid in capital ...................          14,110           18,129          (18,129)(b)          35,550
                                                                                          21,440 (a)
Retained earnings/(deficit) ..................          23,435          (22,216)          22,216 (b)          23,435
Treasury stock ...............................          (7,701)            --                                 (7,701)
                                                    ----------       ----------       ----------          ----------
Total shareholders' equity/(deficit) .........          30,049           (3,932)          25,452              51,569
                                                    ----------       ----------       ----------          ----------
Total liabilities and shareholders' equity....      $   35,731       $   12,630       $   32,012          $   80,373
                                                    ==========       ==========       ==========          ==========


(1) The letters refer to descriptions of the adjustments in Note 2.

             See accompanying notes to Wireless Telecom Group Inc's.
        unaudited pro forma condensed consolidated financial statements.

                                      B-3

                          WIRELESS TELECOM GROUP, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2005
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)



                                                                 HISTORICAL
                                                      ------------------------------       PRO FORMA            PRO FORMA
                                                           WTT           WILLTEK (1)     ADJUSTMENTS (2)       CONSOLIDATED
                                                      ------------      ------------     ---------------      -------------

Revenue .........................................     $      6,048      $      7,460                           $     13,508

Cost of goods sold ..............................            2,770             3,172               164 (e)            6,106
                                                      ------------      ------------      ------------         ------------
Gross margin ....................................            3,278             4,288              (164)               7,402

Operating expenses:
Sales & Marketing ...............................              789             2,854                                  3,643
Research & Development ..........................              525             1,631                                  2,156
General & Administrative ........................              741             1,096               328 (e)            2,083
                                                                                                   (82)(g)
Impairment of goodwill ..........................                0                 0                                      0
                                                      ------------      ------------      ------------         ------------
Total operating expenses ........................            2,055             5,581               246                7,882

Operating Income (Loss) .........................            1,223            (1,293)             (410)                (480)

Interest/other income (expense) .................               48              (207)                                  (159)
                                                      ------------      ------------      ------------         ------------
Income (Loss) before provision for income taxes .            1,271            (1,500)             (410)                (639)

Provision for income taxes ......................             (200)               40               153 (k)               (7)
                                                      ------------      ------------      ------------         ------------
Net Income (Loss) ...............................     $      1,071      $     (1,460)     $       (257)        $       (646)
                                                      ============      ============      ============         ============

Net income (loss) per share:
   Basic ........................................     $       0.06               n/a(3)                        $      (0.03)
   Diluted ......................................     $       0.06               n/a(3)                        $      (0.03)

Weighted average common shares outstanding:
   Basic ........................................       17,461,923               n/a(3)      8,000,000           25,461,923
   Diluted ......................................       17,645,243               n/a(3)      8,000,000           25,645,243


(1)  Derived from Willtek's audited consolidated statement of operations for the three months ended March 31, 2005.

(2)  The letters refer to descriptions of the adjustments in Note 2.

(3)  Willtek is organized under German law as a Gesellschaft mit beschrankter Haftung ("GmbH")--or a private limited liability company. The outstanding share capital of Willtek consists of shares in the aggregate nominal amount of (euro)120,000. Prior to the acquisition of Willtek by our company, one share in the nominal amount of (euro)35,890 and one share in the nominal amount of (euro)61,200 were held by Investcorp (representing
     80.9% of the outstanding share capital of Willtek), and one share in the nominal amount of (euro)22,910 was held by Damany Holding (representing
     19.1% of the outstanding share capital of Willtek). Accordingly, no historical per share information is presented for Willtek.

             See accompanying notes to Wireless Telecom Group Inc's.
        unaudited pro forma condensed consolidated financial statements.

                                      B-4

                          WIRELESS TELECOM GROUP, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2004
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)



                                                                  HISTORICAL
                                                         ----------------------------      PRO FORMA          PRO FORMA
                                                              WTT         WILLTEK (1)    ADJUSTMENTS (2)     CONSOLIDATED
                                                         ------------    ------------    ---------------     ------------

Revenue ...........................................      $     22,105    $     25,435                         $     47,540

Cost of goods sold ................................            10,322          11,399               656 (e)         22,377
                                                         ------------    ------------      ------------       ------------
Gross margin ......................................            11,783          14,036              (656)            25,163

Operating expenses:
Sales & Marketing .................................             3,310           8,826                               12,136
Research & Development ............................             1,946           5,700                                7,646
General & Administrative ..........................             4,206           2,489             1,312 (e)          7,687
                                                                                                   (329)(g)
Impairment of goodwill ............................                 0             787                                  787
                                                         ------------    ------------      ------------       ------------
Total operating expenses ..........................             9,462          17,802               983             28,247

Operating Income (Loss) ...........................             2,321          (3,766)           (1,639)            (3,084)

Interest/other income (expense) ...................               299            (351)                                 (52)
                                                         ------------    ------------      ------------       ------------
Income (Loss) before provision for income taxes ...             2,620          (4,117)           (1,639)            (3,136)

Provision for income taxes ........................              (289)            (37)              611 (k)            285
                                                         ------------    ------------      ------------       ------------
Net Income (Loss) .................................      $      2,331    $     (4,154)     $     (1,028)      $     (2,851)
                                                         ============    ============      ============       ============

Net income (loss) per share:
   Basic ..........................................      $       0.14             n/a(3)                      $      (0.11)
   Diluted ........................................      $       0.13             n/a(3)                      $      (0.11)

Weighted average common shares outstanding:
   Basic ..........................................        17,192,728             n/a(3)      8,000,000         25,192,728
   Diluted ........................................        17,578,185             n/a(3)      8,000,000         25,578,185


(1)  Derived from Willtek's unaudited consolidated statement of operations for the three months ended March 31, 2004.

(2)  The letters refer to descriptions of the adjustments in Note 2.

(3)  Willtek is organized under German law as a Gesellschaft mit beschrankter Haftung ("GmbH")--or a private limited liability company. The outstanding share capital of Willtek consists of shares in the aggregate nominal amount of (euro)120,000. Prior to the acquisition of Willtek by our company, one share in the nominal amount of (euro)35,890 and one share in the nominal amount of (euro)61,200 were held by Investcorp (representing
     80.9% of the outstanding share capital of Willtek), and one share in the nominal amount of (euro)22,910 was held by Damany Holding (representing
     19.1% of the outstanding share capital of Willtek). Accordingly, no historical per share information is presented for Willtek.

             See accompanying notes to Wireless Telecom Group Inc's.
        unaudited pro forma condensed consolidated financial statements.

                                      B-5

               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

     On March 29, 2005, we entered into an amended and restated stock purchase agreement pursuant to which we agreed to acquire all of the outstanding share capital of Willtek. The transaction closed on July 1, 2005 in the third calendar quarter of 2005; Willtek is based in Ismaning, Germany.

     Pursuant to the amended stock purchase agreement, we agreed to issue an aggregate of 8,000,000 shares of our common stock in exchange for 100% of
Willtek's share capital.

     The estimated value of the aggregate purchase price to acquire Willtek is calculated to be $21,520,000, using a per share price of $2.69 for our common stock, which is the average of the closing market prices of our common stock for a period beginning three days prior to and ending three days after July 1, 2005, the date the transaction was publicly announced. Estimated direct transaction expenses of $2.0 million have been included as a part of the total purchase cost.

     The cost to acquire Willtek will be allocated to the assets acquired and liabilities assumed according to their respective fair values, with the excess purchase price being allocated to goodwill. The fair value of the acquired assets and liabilities will be based upon an independent valuation.

     The preliminary estimated total purchase cost of Willtek is as follows (in thousands):

Value of securities issued..........................      $21,520
Estimated transaction costs and expenses............        2,000
                                                          -------
                                                          $23,520
                                                          -------

     Under the purchase method of accounting, the total estimated purchase price as shown in the table above is allocated to the net tangible and intangible assets of Willtek based on their estimated fair values as of the date of the completion of the acquisition. Based on information currently available, and subject to potentially material changes upon receipt of a valuation after completion of the acquisition and other factors as described in the introduction to these unaudited pro forma condensed consolidated financial statements, the preliminary estimated purchase price is allocated as follows (in thousands):



                                                                                USEFUL LIFE IN       ANNUAL
                                                                   AMOUNT            YEARS        AMORTIZATION
                                                                   ------            -----        ------------

Current assets acquired.......................................         $9,311         --
Other tangible assets acquired................................          2,837         --
Current liabilities assumed...................................         (7,079)        --
Other liabilities assumed.....................................        (10,012)        --
Intangible assets acquired:
   Customer relationships.....................................          6,100         5                  $1,220
   Developed technology, including patents....................          5,800         7                     829
   Trade name and trademarks..................................          2,600         --
Deferred taxes applicable to purchase accounting adjustment...         (5,031)        --
Goodwill......................................................         18,994         --
                                                                    ---------    ---------            ---------
Total preliminary purchase price allocation...................        $23,520                            $2,049
                                                                    =========    =========            =========


                                      B-6

               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                                   (CONTINUED)

     Of the total estimated purchase price, a preliminary estimated amount of approximately $19.2 million has been allocated to goodwill. Goodwill represents the excess of the purchase price of an acquired business over the fair value of the underlying net tangible and intangible assets. In accordance with SFAS No.
142, "Goodwill and Other Intangible Assets," goodwill resulting from business combinations completed subsequent to June 30, 2001 will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that our management determines that the value of goodwill has become impaired, we will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

2.   PRO FORMA ADJUSTMENTS

     Pro forma adjustments are necessary to reflect the estimated purchase price, to adjust amounts related to the net tangible and intangible assets of
Willtek to a preliminary estimate of their fair values and to reflect the amortization expense related to the estimated amortizable intangible assets.

     There are no intercompany balances or transactions between our company and
Willtek. Certain reclassifications have been made to conform the historical amounts of Willtek to our company's presentation.

     The unaudited pro forma condensed consolidated financial statements do not include any adjustments for liabilities resulting from integration planning, as our management is in the process of making these assessments, and estimates of these costs are not currently known. However, liabilities ultimately may be recorded for severance or relocation costs related to the employees of Willtek, costs of vacating certain leased facilities of Willtek, or other costs associated with exiting activities of Willtek that would affect amounts in the pro forma financial statements. In addition, we may incur significant restructuring charges upon completion of the acquisition or in subsequent quarters for severance or relocation costs related to our employees and other costs associated with exiting activities of our company. When recorded, these costs will be charged to operations.

     The pro forma adjustments included in the unaudited pro forma condensed consolidated financial statements are as follows:

(a)  Adjustment to record purchase price of 8,000,000 shares of common stock, par value $0.01 per share, at $2.69;

(b)  Adjustment to eliminate the historical shareholders' equity of Willtek;

(c)  Adjustment to re-class transaction costs incurred through March 31, 2005 and record liability for estimated remaining transaction costs;

(d)  Adjustment to reflect preliminary estimated value of customer relationships, developed technology and trademarks and tradenames acquired less elimination of Willtek's historical intangibles, and to reflect the preliminary estimate of the fair value of goodwill;

(e)  Adjustment to reflect preliminary estimated amortization of acquired intangible assets with finite lives (excluding trade name, trademarks and goodwill) less Willtek's historical amortization expense of $20 and $81 for the quarter ended March 31, 2005 and the year ended December 31, 2004, respectively;

(f)  Adjustment to record estimated fair value of unfavorable lease obligation applicable to Willtek's Ismaning, Germany facility. The lease terminates on
     December 31, 2008;

                                      B-7

(g)  Adjustment to reflect preliminary estimated amortization of liability for unfavorable Willtek lease obligation included in preliminary purchase price allocation;

(h)  Pro forma basic and diluted net earnings per share are based on the weighted average number of shares of our common stock outstanding and the issuance of 8,000,000 shares of our common stock for the acquisition of
     Willtek;

(i)  Adjustment to record the estimated funded status of Willtek's defined benefit plan;

(j)  Adjustment to record net deferred tax liability applicable to purchase accounting adjustments, including recognition of acquired intangible assets, at 37.3% (Willtek's estimated combined statutory tax rate);

(k)  Adjustment to record net deferred tax benefit applicable to amortization of acquired intangible assets and unfavorable lease obligation, at 37.3%
     (Willtek's estimated combined statutory tax rate);

                                      B-8